Our Ref.: EC/AL/C932/ABA3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors
Chisen Electric Corporation

We hereby consent to your incorporation of our audit report relating to the consolidated financial statements of Chisen Electric Corporation as of and for the years ended March 31, 2010 and 2009, and the reference to us under the caption “Experts” in the Amendment No. 1 to Form S-1 of Chisen Electric Corporation dated November 29, 2010.

/s/ MAZARS

Certified Public Accountants
Hong Kong

Date: November 29, 2010